FIRST AMENDMENT

TO

AMR CORPORATION

2004 DIRECTORS UNIT INCENTIVE PLAN

THIS FIRST AMENDMENT TO AMR CORPORATION 2004 DIRECTORS UNIT INCENTIVE PLAN, is executed this 17th day of November, 2008, by AMR Corporation (the “Company”).

PREAMBLE

The purposes of the AMR Corporation 2004 Directors Unit Incentive Plan (the “Plan”) are to enable AMR Corporation (the “Company”) to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with an interest in the economic well-being of the Company as evidenced by the price of the Company’s Common Stock.  Since the adoption of the Plan, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) has been enacted and requires amendment of the Plan.  Such required amendments are accomplished by adoption of this instrument.

AMENDMENTS

1.           Section 2(i) of the Plan is hereby amended by the addition of the following language, at the end thereof:

“(i)           “Beneficiary” shall mean a person designated by an Eligible Director who is or may be entitled to a benefit under this Plan in the event of the death of the Eligible Director.  If no Beneficiary is designated, or if the designated Beneficiary is not then living, benefits will be paid to the Eligible Director’s spouse, and if the spouse is not then living, to the Eligible Director’s estate.  Each Eligible Director shall have the right to designate the Beneficiary selected in writing.”

2.           Section 6(b) of the Plan is hereby amended by the addition of the following language, at the end thereof:

“Payment shall not be accelerated to an earlier date, except in the case of early termination of the Plan pursuant to Section 10(a) of the Plan.  For purposes of this Section 6(b) in the event of death of the Eligible Director, the Eligible Director shall be deemed to have ceased to be a member of the Board as of the date of death.  An Eligible Director shall also be deemed to have ceased to be a member of the Board at the end of the Eligible Director’s term of office if the Eligible Director is not nominated or elected to another term, or upon the date of resignation or removal from office, without continuing in service as an employee or independent contractor of the Company or any corporation owned in whole or in part by the Company.  In the event that an Eligible Director continues in any such service, payment shall be delayed until the former Eligible Director sustains a “separation from service” as defined in Treasury Regulation 1.409A-1(h) or successor guidance thereto.”

3.           Section 10(a) of the Plan is hereby amended by the addition of the following sentence, at the end thereof:

“Any payment on termination of the Plan shall be made only in accordance with Treasury Regulation 1.409A-3(j)(4)(ix) or successor guidance thereto.”

4.           Except as specifically amended herein, the Plan as heretofore in effect shall remain in full force and effect.

This First Amendment to AMR Corporation 2004 Directors Unit Incentive Plan is executed this 17th day of November, 2008, and is effective as of January 1, 2005.

AMR CORPORATION

By:                                                                           Its:  Corporate Secretary